Exhibit 10.5

EXECUTION COPY

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

PILOT GROUP TV LLC

Dated as of December 30, 2003

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
PILOT GROUP TV  LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF PILOT GROUP TV LLC, a Delaware limited liability company (the “Company”), dated as of December 30, 2003 (this “Agreement”), is entered into by and among Pilot Group LP, a Delaware limited partnership (“Pilot”), and Barrington Broadcasting Company, LLC, a Delaware limited liability company (“Barrington”). Pilot, Barrington and the Managing Member (as designated from time to time by Pilot in accordance with Section 3.1 hereof), in their capacities as members of the Company, and each other Person (as defined herein) who acquires a membership interest in the Company and executes and delivers a counterpart signature page to this Agreement, are each referred to herein individually as a “Member” and collectively as the “Members”.

RECITALS:

WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.), as amended from time to time (the “Act”), by the filing of a Certificate of Formation in the Office of the Secretary of State of the State of Delaware on October 17, 2003 and the entering into a limited liability company operating agreement, dated as of October 17, 2003 (the “Original Agreement”), by Pilot, as the sole member of the Company.

WHEREAS, the Company has entered into a Management Agreement with Barrington, dated as of December 30, 2003 (the “Management Agreement”).

WHEREAS, the Members desire to amend and restate the Original Agreement in its entirety and enter into certain agreements with regard to the management, operation and ownership of the Company and certain other matters upon and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Pilot agrees to amend and restate the Original Agreement in its entirety by executing this Agreement, and the parties hereto hereby enter into this Agreement, so as to agree with each other as follows:

ARTICLE I

THE COMPANY

SECTION 1.1.        Formation; Company Name. The Company has previously been formed under the name “Pilot Group TV LLC” as a limited liability company under the Act. The Members hereby agree to continue the Company under such name. All business of the Company shall be conducted under such name and such name shall be used at all times in connection with the Company’s business and affairs. After the execution of this Agreement, the Members shall promptly execute, file and record with the proper offices in the State of Delaware such certificates, and shall cause to be made such publications, as shall be required by the Act.

SECTION 1.2.        Place of Business. The principal place of business of the Company shall be at such place or places as the Managing Member (as defined herein) may designate.

SECTION 1.3.        Purposes and Powers of the Company. The business and purpose of the Company shall be to: (a) manage, operate, hold, sell, dispose of, exchange, transfer, vote or otherwise exercise all rights, powers, privileges and other incidents of ownership or possession with respect to the Company’s property and (b) engage in any other business as agreed to by each of the Members. The Company shall have full power to transfer, mortgage, pledge, sell or otherwise deal with its property and exercise all rights, powers, privileges and other incidents of ownership or possession with respect thereto. The Company may borrow and raise money from time to time; accept, endorse and execute notes, drafts, bills of exchange and evidences of indebtedness of all kinds, with or without security; and, to the extent that such security includes letters of credit, to secure the repayment of any drawings thereunder. The Company may maintain one or more offices within or outside the State of Delaware and engage personnel for the conduct of the Company’s activities. The Company may enter into, make and perform contracts, agreements and undertakings of all kinds as may be necessary, advisable or incidental to the carrying out of its purposes. In addition to the powers specified above, the Company shall have the power to do all and everything necessary, suitable or proper for the accomplishment of or in furtherance of any of the purposes set forth herein, and to do every other act or acts, thing or things, incidental or appurtenant to or arising from or connected with any of such purposes; provided, however, that nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the Act.

SECTION 1.4.        Term. The Company shall continue indefinitely until the earliest of: (a) the date upon which the Company is dissolved by the Managing Member and (b) the date upon which shall occur any other circumstance that, by law or this Agreement, would require that the Company be terminated.

ARTICLE II

LIMITATION OF LIABILITY; MEMBERSHIP INTERESTS,
CAPITAL CONTRIBUTIONS

SECTION 2.1.        Limitation of Liability. Except as otherwise provided herein, the liability of the Members to the Company shall be limited to the amount of their capital contributions to the Company.

SECTION 2.2.        Membership Interests. The Members’ respective membership interests in the Company (each Member’s “Membership Interest”) shall be expressed as a percentage interest in the Company and shall be as follows:

Member	Membership Interest

Pilot	100%

Neither the Managing Member (as defined herein) nor Barrington shall have a Membership Interest.

SECTION 2.3.        Capital Contributions. (a)  Prior to or after the date hereof, (i) Pilot shall make a capital contribution to the Company of $48.5 million and (ii) the Company shall make a capital contribution to certain of its subsidiaries in connection with the acquisition of the WHOITV, KHQATV and WEYITV television stations by such subsidiaries.

(b)           In the event that the Managing Member determines that additional capital should be contributed to the Company, Pilot shall make a capital contribution equal to the aggregate amount that the Managing Member determines should be contributed to the Company. Except as otherwise provided in this Section, no Member shall be obligated to make any contribution of capital to the Company.

(c)           The provisions of this Section are not intended to be for the benefit of any creditor or other Person (other than a Member in its capacity as a Member) to whom any debts, liabilities or obligations are owed by, or who otherwise has any claim against, the Company or any of the Members; and no such creditor or other person shall obtain any right under any such provision or by reason of any such liability, obligation or otherwise against the Company or any of the Members.

SECTION 2.4.        Withdrawal of Capital; Redemption of Membership Interests. Except as otherwise provided in this Agreement, no Member shall have the right to withdraw its capital in the Company or require that the Company redeem such Member’s Membership Interest, in whole or in part, prior to the dissolution and winding up of the affairs of the Company without the prior written consent of the Managing Member.

SECTION 2.5.        Uncertificated Interests. Membership Interests will be recorded in book-entry form and no Member will have the right to demand that the Company produce and/or deliver certificates representing any Membership Interest. Without limiting the foregoing, the Managing Member may, in its discretion, cause the Company to produce and deliver certificates representing the Membership Interests.

ARTICLE III

MANAGEMENT

SECTION 3.1.        Management Generally. The managing member of the Company (the “Managing Member”) shall be designated from time to time by Pilot. Pilot has initially designated Pilot Group GP LLC as the Managing Member. The management, operation and control of the Company and its business shall be vested exclusively in the Managing Member, subject to the terms and provisions of this Agreement. The Managing Member shall, in its sole discretion, exercise all powers necessary and convenient for the purposes of the Company and all of the power conferred by the Act on the manager of a limited liability company, including the powers to conduct the Company’s business as described in Section 1.3 hereof, and the power to delegate to one or more Persons the power to perform any of the acts described above but subject to the limitations and restrictions expressly set forth in this Agreement. The Managing Membershall be a “manager” within the meaning of the Act. Each successor Managing Member, if any, as a condition to its admission as a Member, shall execute and deliver a counterpart signature page to this Agreement.

SECTION 3.2.        Officers. (a)  The Managing Member may, in its sole discretion, from time to time appoint officers of the Company, including, but not limited to, a president, one or more vice presidents (each of whom may be designated as an executive vice president, a senior vice president or a vice president with a particular area of responsibility), a treasurer, one or more assistant treasurers, a secretary and one or more assistant secretaries, each of which shall have such rights, powers and authority as provided in this Section and as the Managing Member may, in its sole discretion, from time to time delegate to any such officer.

(b)           Each officer of the Company may be appointed for an indefinite term; provided, however, that each officer will be deemed removed upon such officer’s death or Disability and; provided, further, that the Managing Member may, in its sole discretion, at any time remove and replace any officer. Each such officer will be designated a “manager” within the meaning of the Act. The Managing Member may, in its sole discretion, appoint a replacement president, vice president, treasurer, assistant treasurer, secretary or assistant secretary upon the removal, death, Disability, retirement or any other circumstance necessitating the replacement of such officer. The Managing Member hereby appoints the following individuals as the following officers of the Company:

Officer	Position

Mayo S. Stuntz, Jr.	Executive Vice President, Treasurer
Paul M. McNicol	Senior Vice President, Secretary
Robert B. Sherman	Senior Vice President

(i)         Subject to the provisions of Section 3.2(a) hereof, the president shall in general supervise and control all of the business and affairs of the Company and may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Managing Member to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Managing Member from time to time. In the absence of a designation of a chief executive officer by the Managing Member, the president shall be the chief executive officer of the Company.

(ii)        Subject to the provisions of Section 3.2(a) hereof, in the absence of the president or in the event of a vacancy in such office, the executive vice president or, in the absence of the executive vice president or in the event of a vacancy in such office, the senior vice president shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the president or the Managing Member.

(iii)       Subject to the provisions of Section 3.2(a) hereof, the treasurer shall have the custody of the funds and securities of the Company and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Managing Member. The treasurer shall disburse the funds of the Company as may be ordered by the Managing Member, taking proper vouchers for such disbursements, and shall render to the president and the Managing Member, whenever the Managing Member may require, an account of all his or her transactions as treasurer and of the financial condition of the Company. In the absence of a designation of a chief financial officer by the Managing Member, the treasurer shall be the chief financial officer of the Company.

(iv)       Subject to the provisions of Section 3.2(a) hereof, the secretary shall: (A) keep the minutes of the proceedings of the Members in one or more books provided for that purpose; (B) see that all notices are duly given in accordance with the provisions of this Agreement or as required by law; (C) be custodian of the records and the seal of the Company; (D) keep a register of the address of each Member which shall be furnished to the secretary by such Member; (E) have general charge of the Membership Interest transfer books of the Company; and (F) in general perform such other duties as from time to time may be assigned to the secretary by the president or the Managing Member.

(v)        Subject to the provisions of Section 3.2(a) hereof, the assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Managing Member.

SECTION 3.3.        Participation by Members. Other than the Managing Member, no Member, in such Member’s capacity as a Member, shall (a) participate in the control of the business of the Company, (b) have any right or power to sign for or to bind the Company in any manner or for any purpose whatsoever or (c) have any rights or powers with respect to the Company except those expressly granted to such Member by the terms of this Agreement or those conferred upon such Member by law. Except as otherwise provided in this Agreement, no prior consent or approval of any Member, other than the Managing Member, shall be required in respect of any act or transaction to be taken by the Managing Member on behalf of or by the Company.

SECTION 3.4.        Compensation; Reimbursement. Except as specifically provided herein, as agreed to by the Managing Member, or, in the case of any officer of the Company, as provided for in an employment agreement between such officer and the Company, no Member or officer of the Company shall be entitled to receive any salary or other remuneration from the Company in exchange for such Person’s provision of any services to the Company pursuant to this Agreement.

SECTION 3.5.        Duties; Outside Interests. Each Member shall devote such time and attention to the business and affairs of the Company as is reasonably necessary to perform such Member’s obligations hereunder, but it is understood that the Members have other business interests and therefore shall not be obligated to devote their time exclusively to the business of the Company. Each Member may engage, invest, participate in or otherwise enter into other business ventures of any kind, nature and description, individually and with others; provided that any such business venture does not directly compete with the Company or otherwise violate any exclusivity, non-compete or similar restriction agreed to by such Member or any Affiliate of such Member with the Company. Any such activities by a Member shall not give rise to any right of the Company or the other Members to participate in any such activities or in the income or profits derived therefrom.

SECTION 3.6.        Conflicts of Interest. Any Person retained by the Company in connection with the operation and management of the business of the Company may also be employed or retained by any Member in connection with other business ventures of such Member, and any Member, family member of a Member or Affiliate of a Member may be directly or indirectly interested in or connected with any Person so employed by the Company or from whom the Company may buy merchandise, services or other property; provided, in each case, that any such retention, employment or interest does not otherwise violate any exclusivity, non-compete or similar restriction agreed to by such Person, Member, family member or Affiliate with the Company.

ARTICLE IV

ACCOUNTING AND REPORTING PROVISIONS

SECTION 4.1.        Fiscal Year. The fiscal year of the Company shall be the calendar year.

SECTION 4.2.        Books and Accounts. (a)  Complete and accurate books and accounts shall be kept and maintained for the Company at the principal place of business of the Company on such basis as to be determined by the Managing Member. Such books and records shall include such separate accounts for each Member as shall be necessary to reflect accurately the rights and interests of the respective Members. Each Member or such Member’s duly authorized representative, at such Member’s own expense, shall at all reasonable times have access to, and may inspect and copy, such books and accounts and other records of the Company.

(b)           All funds received by the Company shall be deposited in the name of the Company in such bank account or accounts as the Managing Member may designate from time to time and withdrawals therefrom shall be made upon such signature or signatures on behalf of the Company as the Managing Member may designate from time to time. No funds of the Company shall be deposited in any other account and no funds of other Persons shall be deposited in any Company account.

SECTION 4.3.        Tax Reports. The Managing Member, at the Company’s expense, shall cause the Company to prepare and file, in a timely manner, all income tax returns of the Company for each fiscal year. The Company shall transmit to each Member, within ninety (90) days following the last day of each fiscal year of the Company, information necessary for the preparation of each Member’s Federal, State and local tax returns, including each Member’s pro rata share of income, credit and deductions for the prior fiscal year.

SECTION 4.4.        Tax Elections. The Company shall treat as an expense for Federal income tax purposes all amounts incurred by it that may, in accordance with applicable law and regulations, be considered an expense. Upon the happening of a suitable event, the Members may make an election pursuant to the provisions of Section 754 of the Internal Revenue Code of 1986, as amended (the “Code”), and may make all other applicable elections required or permitted by the Code.

SECTION 4.5.        Tax Matters Partner. The Managing Member shall be the “tax matters partner” of the Company, as such term is defined in Section 6231(a)(7) of the Code.

SECTION 4.6.        Accountants. The Managing Member may, from time to time in its sole discretion: (a) appoint an independent public accounting firm to serve as outside accountant for the Company and (b) remove and replace same. The Managing Member will cause such accountant to prepare the Company’s financial statements (which shall be audited on an annual basis by such accountant, if so required by the Managing Member) and necessary tax returns, and shall provide to such accountant such information as may reasonably be required in order to prepare such financial statements and such tax returns.

ARTICLE V

TRANSFERS

SECTION 5.1.        General Restriction on Transfer. Except as otherwise set forth in this Agreement, no Member (other than Pilot) shall, directly or indirectly, sell, exchange, pledge, give, transfer, assign or in any other way whatsoever encumber or dispose of (collectively, “Transfer”) the Membership Interest or Contingent Interest now or hereafter owned by such Member, or any interest therein, or the right to receive the same, or any certificates representing the same, or any other rights or obligations under this Agreement, in each case without the prior written consent of the Managing Member; provided that each Member may, at any time, on not less than 30 days’ prior written notice to the Managing Member and each other Member, Transfer all, but not less than all, of such Member’s Membership Interest or Contingent Interest to an Affiliate of such Member. Any purported transfer in violation of the provisions of this Agreement shall be null and void ab initio and no distributions shall be paid on, and no voting rights shall be accorded to, any Membership Interest so transferred.

SECTION 5.2.        Expenses of Transfer; Indemnification. All expenses, including attorneys’ fees and expenses, incurred by the Company in connection with any Transfer shall be fully borne by the transferring Member and such Member’s transferee. In addition, the transferring Member and such transferee shall, jointly and severally, indemnify the Company in a manner satisfactory to the Managing Member, in its sole discretion, against any losses, claims, damages, liabilities or expenses to which the Company may become subject arising out of or based upon any false representation or warranty made by, or breach or failure to comply with any covenant or agreement of, such transferring Member or such transferee in connection with such Transfer.

SECTION 5.3.        Recognition of Transfer. (a)  The Company shall not recognize for any purpose any purported Transfer of a Membership Interest or a Contingent Interest (including some or all of a Member’s rights or obligations hereunder) unless:

(i)         the applicable provisions of this Agreement shall have been complied with;

(ii)        the Company shall have been furnished with the documents effecting such Transfer, in form and substance satisfactory to the Managing Member, executed and acknowledged by both transferor and the transferee;

(iii)       such Transfer shall have been made in accordance with all applicable laws and regulations and all necessary governmental consents shall have been obtained and requirements satisfied; and

(iv)       the books and records of the Company shall have been changed (which change the Company shall cause to be made as promptly as practicable) to reflect the admission of such transferee.

(b)           Each transferee, as a condition of the Company’s recognition of such Transfer, shall execute and acknowledge such instruments, in form and substance satisfactory to the Managing Member, as the Managing Member deems necessary or desirable in its sole discretion to effectuate such Transfer and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement.

(c)           Upon the Transfer by a Member of such Member’s Membership Interest or Contingent Interest in accordance with the provisions of this Article V, the related transferee shall be deemed to be a Member hereunder and shall succeed to the Transferred rights and obligations of the transferor under this Agreement and the Act. The transferor shall have no further right as a Member under this Agreement or the Act with respect to the rights and obligations Transferred, including, without limitation, any right to vote upon any matter regarding the Company and the Company and the Managing Member, respectively, may act without any consent, approval or vote theretofore required to be obtained from such Member with respect to the rights and obligations Transferred. Notwithstanding the foregoing,  no Transfer of a Membership Interest or a Contingent Interest pursuant to this Article V shall relieve the transferor of any of its obligations under this Agreement without the prior written consent of the Managing Member and such transferor shall remain primarily liable for all obligations related to the Membership Interest or Contingent Interest Transferred therewith.

SECTION 5.4.        Purchase of Barrington’s Contingent Interest. (a)  If the Management Agreement is terminated pursuant to Section 3(b) or (f) thereof, Barrington shall, upon demand by the Company, be obligated to sell the Contingent Interest (as defined herein) held by Barrington to the Company, and the Company shall have the option (which option shall be assignable by the Company without the consent of Barrington), but not the obligation, to purchase such Contingent Interest at a purchase price equal to the fair market value thereof (determined by reference to the amount of distributions to which Barrington would be entitled upon a hypothetical sale of all the Company’s assets, the payment of all the Company’s liabilities and the distribution of the net proceeds to the Members as provided in Section 6.2 hereof), as agreed upon by the Managing Member and Barrington. If the Managing Member and Barrington cannot agree upon the fair market value of such Contingent Interest, the fair market value thereof shall be determined in the manner set forth above by an independent appraiser selected by the Managing Member and reasonably satisfactory to Barrington. The Company shall exercise such right by giving written notice thereof, within 90 days following the date of the termination of the Management Agreement, to Barrington. The closing of such purchase shall occur within 30 days after the final determination of the fair market value of the Contingent Interest. Upon the closing of any such purchase, Barrington shall cease to be a Member and shall have no further rights or obligations under this Agreement.

(b)           If the Management Agreement is terminated pursuant to Section 3(e) thereof, Barrington shall have the right to cause the Company to purchase Barrington’s Contingent Interest at a purchase price equal to the fair market value thereof (which shall be determined as set forth in Section 5.4(a) hereof). Barrington shall exercise such right by giving written notice thereof, within 90 days following the date of the termination of the Management Agreement. The closing of such purchase shall occur within 30 days after the final determination of the fair market value of the Contingent Interest. Upon the closing of any such purchase, Barrington shall cease to be a Member and shall have no further rights or obligations under this Agreement.

SECTION 5.5.        Tag Along Rights. At least 20 days prior to any Transfer by Pilot of 50% or more of its Membership Interest (other than a Transfer to an Affiliate of the Managing Member), including any Transfer to the Company, Pilot shall deliver a written notice (the “Sale Notice”) to Barrington and to the Company, specifying the percentage of the Membership Interest to be transferred and the price at which such Membership Interest is being Transferred. Barrington may elect to participate in the contemplated Transfer by delivering written notice thereof to Pilot within 20 days after delivery of the Sale Notice. If Barrington has elected to participate in such Transfer, Pilot shall be entitled to sell in the contemplated Transfer the percentage of Pilot’s Membership Interest stated in the Sale Notice to be sold in such Transfer, at a price equal to 90% of the aggregate purchase price stated in the Sale Notice to be paid in such Transfer, and Barrington shall be entitled to sell in such Transfer a percentage of Barrington’s Contingent Interest equal to the percentage of Pilot’s Membership Interest stated in the Sale Notice to be sold in such Transfer, at a price equal to 10% of the aggregate purchase price stated in the Sale Notice to be paid in such Transfer and on the same terms as such Transfer of Pilot’s Membership Interest.

ARTICLE VI

DISTRIBUTIONS

SECTION 6.1.        Distributions of Net Operating Cash. The Company shall distribute Net Operating Cash promptly upon the Company’s receipt of same to the Members, pro rata based upon their respective Membership Interests.

SECTION 6.2.        Distributions of Net Cash from Capital Events. Except as the Members shall unanimously agree, upon the occurrence of a Capital Event, the Company shall cause the net cash receipts arising therefrom to be distributed to the Company. The Company shall distribute Net Cash from Capital Events promptly upon the Company’s receipt of same to the Members, in the following order of priority:

(a)           First, to Pilot, until Pilot has received a return of all of its capital contributions to the Company;

(b)           Second, 95% to Pilot and 5% to Barrington, until Pilot has received an amount, calculated like interest at a rate of 9% per annum, on all of its capital contributions to the Company, which amount will be calculated from the date(s) that such capital contributions were made (the “Preferred Return”);

(c)           Third, 100% to Barrington, until Barrington has received a cumulative distribution pursuant to clause (b) above and this clause (c) equal to 10% of the amounts distributed pursuant to clause (b) above and this clause (c); and

(d)           Fourth, 90% to Pilot and 10% to Barrington.

The amounts distributed to Barrington pursuant to clauses (b), (c) and (d) above are referred to herein as the “Contingent Interest”.

For the purposes of determining whether Pilot has received a return of all its capital contributions to the Company and the Preferred Return thereon, the amount received by Pilot shall equal the sum of all distributions of Net Operating Cash and Net Cash from Capital Events which have previously been distributed to Pilot.

SECTION 6.3.        No Right to Receive Property. No Member shall have the right to demand and receive property other than cash in return for such Member’s capital contribution to the Company.

ARTICLE VII

ALLOCATION OF PROFITS AND LOSSES

SECTION 7.1.        Allocations of Net Losses. Net Losses of the Company shall be allocated among the Members as follows:

(a)           First, in proportion to their positive Capital Accounts and

(b)           Second, to each Member in accordance with such Member’s Membership Interest; provided that any Company deduction attributable to the acquisition by a Member of such Member’s Membership Interest will be allocated entirely to such Member.

SECTION 7.2.        Allocations of Net Income. Net Income of the Company shall be allocated among the Members as follows:

(a)           First, to each Member in an amount equal to the Net Losses previously allocated to such Member, and

(b)           Second, to each Member in accordance with such Member’s Membership Interest; provided that Net Income from a Capital Event shall be allocated in the same manner as distributions are to be made pursuant to Section 6.2 hereof (other than distributions constituting a non-taxable return of capital).

ARTICLE VIII

DISSOLUTION AND WINDING UP OF THE AFFAIRS OF THE COMPANY

SECTION 8.1.        General. (a)  Upon the termination of the Company in accordance with the terms hereof, the Company shall be dissolved and its affairs wound up in accordance with this Article and the Act.

(b)           The dissolution and winding up of the affairs of the Company shall be conducted and supervised by the Managing Member or such Person who is designated by the Managing Member for such purpose (the “Wind Up Agent”). The Wind Up Agent shall have all of the rights and powers with respect to the assets and liabilities of the Company in connection with the dissolution and winding up of the affairs of the Company that the Managing Member would have with respect to the assets and liabilities of the Company during the term of the Company, and the Wind Up Agent is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the dissolution and winding up of the affairs of the Company and the transfer of any assets or liabilities of the Company.

SECTION 8.2.        Statements on Termination. Each Member shall be furnished with a statement prepared by the Company’s independent outside accountant which shall set forth the assets and liabilities of the Company as at the date of termination, and each Member’s share thereof. Upon compliance with the distribution plan set forth in Section 8.3 hereof, the Wind Up Agent shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Company with the Department of State of the State of Delaware.

SECTION 8.3.        Priority on Winding Up; Distribution of Non-Liquid Assets. To the extent the proceeds are sufficient therefor, as the Wind Up Agent shall deem appropriate, the proceeds of such winding up shall be applied in the following order of priority:

(a)           to pay the costs and expenses of the dissolution and winding up;

(b)           to pay matured debts and liabilities of the Company (including any loans made to the Company by the Members) and to establish any reserve that the Wind Up Agent may deem reasonably necessary for any contingent, unmatured or unforeseen liability of the Company; and

(c)           the balance, if any, shall be distributed to the Members in accordance with Section 6.2 hereof.

SECTION 8.4.        Orderly Wind Up. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities so as to minimize the losses normally attendant upon a dissolution and winding up.

SECTION 8.5.        Source of Distributions. No Member shall be personally liable for the return of another Member’s capital contributions to the Company, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

SECTION 8.6.        Deficit in Capital Account. During the term of the Company and upon the dissolution of the Company, no Member shall be liable to the Company or the other Members for any deficit in such Member’s Capital Account, and no such deficit shall be deemed an asset of the Company.

ARTICLE IX

INDEMNIFICATION; EXCULPATION

SECTION 9.1.        Indemnification. The Company shall indemnify, hold harmless and pay all judgments and claims against any Member (including the Managing Member), any officer or employee of the Company or any shareholder, member, director, officer, employee or other agent of, or partner in, a Member (each, a “Covered Person”) with respect to any liability, damage, cost or expense incurred by reason of any act performed or omitted to be performed by such Covered Person in connection with the business of the Company, including reasonable attorney’s fees incurred in connection with the defense of any action based on any such act or omission, which attorney’s fees may be paid as incurred; provided that such act or omission was taken in good faith, was reasonably believed by such Covered Person to be within the scope of his or her authority under this Agreement, and did not constitute fraud, bad faith, willful misconduct, willful neglect or gross negligence on behalf of such Covered Person. An indemnity under this Section shall be paid out of and to the extent of Company assets only.

SECTION 9.2.        Exculpation. No Covered Person shall be liable to the Company or any Member by reason of any act performed or omitted to be performed by such Covered Person in connection with the business of the Company; provided that such act or omission was taken in good faith, was reasonably believed by such Covered Person to be within the scope of such Covered Person’s authority under this Agreement, and did not constitute fraud, bad faith, willful misconduct, willful neglect or gross negligence on behalf of such Covered Person.

ARTICLE X

DETERMINATION OF DISPUTES

SECTION 10.1.      Determination of Disputes. Any dispute or controversy between or among any of the Members arising in connection with (a) the interpretation of this Agreement or any amendment thereof or (b) the breach thereof shall be determined and settled by arbitration in the City of New York by a panel of three members in accordance with the rules of the American Arbitration Association. Any award rendered therein, as hereinafter limited, shall be final and binding upon the Members and their legal representatives and judgment may be entered in any court having jurisdiction thereof. The expenses of such arbitration shall be paid by the party against whom the award shall be entered. The arbitrators shall be entitled to grant equitable relief.

ARTICLE XI

NOTICES; POWER OF ATTORNEY

SECTION 11.1.      Notices. All notices hereunder shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, (b) national prepaid overnight delivery service, (c) facsimile transmission (following with hard copies to be sent by prepaid overnight delivery service) or (d) personal delivery with receipt acknowledged in writing. All notices shall be addressed to the Members at their respective addresses as set forth below (except that any Member may from time to time upon fifteen (15) days’ written notice change such Member’s address for that purpose), and shall be effective on the date when actually received or refused by the party to whom the same is directed (except to the extent sent by registered or certified mail, in which event such notice shall be deemed given on the third day after mailing).

If to the Company, at:

Pilot Group TV LLC
c/o Pilot Group GP LLC
625 Madison Avenue, 3rd Floor
New York, NY 10022
Attention:  Paul M. McNicol
Facsimile Number:  212-486-2896

with a copy to each Member and to (which copies shall not constitute notice):

Paul, Hastings, Janofsky &Walker LLP
75 East 55th Street
New York, NY  10022
Attention:  Jeffrey J. Pellegrino, Esq.
Facsimile Number:  212-319-4090

If to the Managing Member, at:

Pilot Group GP LLC
625 Madison Avenue, 3rd Floor
New York, NY 10022
Attention:  Paul M. McNicol
Facsimile Number:  212-486-2896

with a copy to (which copy shall not constitute notice):

Paul, Hastings, Janofsky &Walker LLP
75 East 55th Street
New York, NY  10022
Attention:  Jeffrey J. Pellegrino, Esq.
Facsimile Number:  212-319-4090

If to Pilot, at:

Pilot Group LP
c/o Pilot Group GP LLC
625 Madison Avenue, 3rd Floor
New York, NY 10022
Attention:  Paul M. McNicol
Facsimile Number:  212-486-2896

with a copy to (which copies shall not constitute notice):

Paul, Hastings, Janofsky &Walker LLP
75 East 55th Street
New York, NY  10022
Attention:  Jeffrey J. Pellegrino, Esq.
Facsimile Number:  212-319-4090

If to Barrington, at:

Barrington Broadcasting Company, LLC
2500 West Higgins Road, Suite 880
Hoffman Estates, IL  60195
Attention:  K. James Yager
Facsimile Number:  847-755-3045

with a copy to (which copy shall not constitute notice):

Covington & Burling
1201 Pennsylvania Avenue, N.W.
Washington, DC  20004
Attention:  Eric Dodson Greenberg, Esq.
Facsimile Number:  202-778-5193

SECTION 11.2.      Routine Communications. Notwithstanding the provisions of Section 11.1 hereof, routine communications such as distribution checks or financial statements of the Company may be sent by first-class mail, postage prepaid. The Company shall cause distributions to be made by means of wire transfer to any Member who requests the same and who provides the Company with wire transfer instructions or by such other electronic means as are agreed to by the Company and such Member.

ARTICLE XII

DEFINITIONS

SECTION 12.1.      Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

“Act” has the meaning given to such term in the Recitals hereof.

“Affiliate” means, with respect to any Person, any Person Controlling, Controlled by, or under common Control with, such Person.

“Agreement” has the meaning given to such term in the introductory paragraph hereof.

“Barrington” has the meaning given to such term in the introductory paragraph hereof.

“Capital Account” means, with respect to each Member, the sum of the capital contributions made by such Member to the Company (or to which a transferee Member has succeeded), increased by the amount of Net Income allocated to such Member pursuant to Section 7.2 hereof and decreased by (a) all Net Losses allocated to such Member pursuant to Section 7.1 hereof and (b) all amounts paid or distributed to such Member pursuant to Sections 6.1, 6.2 and 8.3 hereof.

“Capital Event”  means any sale of an asset of the Company, any sale of all or substantially all of the assets of any direct or indirect wholly-owned subsidiary of the Company, or any sale of all or a portion of the Company’s interest in an entity which directly or indirectly holds an asset of the Company.

“Code” has the meaning given to such term in Section 4.4 hereof.

“Company” has the meaning given to such term in the introductory paragraph hereof.

“Contingent Interest” has the meaning given to such term in Section 6.2 hereof.

“Control” shall mean, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of another Person without the consent or approval of any other person.

“Covered Person” has the meaning given to such term in Section 9.1 hereof.

“Disability” means, with respect to any natural person, the insanity or physical or psychological incompetency of such natural person which condition persists for 6 months or more on a continuous basis.

 “Management Agreement” has the meaning given to such term in the Recitals hereof.

“Managing Member” has the meaning given to such term in Section 3.1 hereof.

“Member” has the meaning given to such term in the introductory paragraph hereof.

“Membership Interest” has the meaning given to such term in Section 2.2 hereof.

“Net Cash from Capital Events”  means the Company’s cash receipts from Capital Events, net of the Company’s costs and expenses.

“Net Income” means the income of the Company for each Company fiscal year, as determined in accordance with accepted Federal income tax accounting principles, as reported by the Company for Federal income tax purposes on its United States income tax return.

“Net Loss” means the loss of the Company for each Company fiscal year, as determined in accordance with accepted Federal income tax accounting principles, as reported by the Company for Federal income tax purposes on its United States income tax return.

“Net Operating Cash” means the Company’s cash receipts from operations, excluding cash receipts from capital contributions and proceeds from Capital Events, net of the Company’s costs and expenses, including, without limitation, all capital expenses and debt service payments.

“Original Agreement” has the meaning given to such term in the Recitals hereof.

“Person” means a natural person, company, joint venture, corporation, limited liability company, partnership, trust or other entity.

“Preferred Return” has the meaning given to such term in Section 6.2(b) hereof.

“Sale Notice” has the meaning given to such term in Section 5.5 hereof.

“Transfer” has the meaning given to such term in Section 5.1 hereof.

“Wind Up Agent” has the meaning given to such term in Section 8.1(b) hereof.

ARTICLE XIII

GENERAL PROVISIONS

SECTION 13.1.      Entire Agreement. This Agreement constitutes the entire understanding among the Members with respect to the subject matter hereof.

SECTION 13.2.      Amendment. No amendment, waiver or modification of the provisions hereof shall be valid unless in writing and signed by each Member; provided that the Managing Member may, in its sole discretion, make such amendments to this Agreement as are necessary in connection with the admission of additional Members to the Company.

SECTION 13.3.      Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws and decisions of the State of Delaware, without regard to the conflicts of law provisions thereof.

SECTION 13.4.      Captions. The captions used herein are intended for convenience of reference only, shall not constitute part of this Agreement and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement.

SECTION 13.5.      Successors. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the respective heirs, executors, administrators, legal representatives, and permitted successors and assigns of the parties hereto.

SECTION 13.6.      Construction. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company.

SECTION 13.7.      Severability. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in an way be affected or impaired thereof.

SECTION 13.8.      Further Assurances. The parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

SECTION 13.9.      Gender and Number. Whenever required by the context hereof, the singular shall include the plural and the plural shall include the singular. The masculine gender shall include the feminine and neuter genders.

SECTION 13.10.    No Third-Party Rights. Nothing in this Agreement shall be deemed to create any right in any Person not a party hereto (other than the Covered Persons and the permitted successors and assigns of a party hereto) and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party (except as aforesaid).

SECTION 13.11.    Counterparts. This Agreement may be executed and delivered in counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

THE MEMBERS:

PILOT GROUP LP

By:	Pilot Group GP LLC
Its:	General Partner

	By:	/s/ Paul M. McNicol
Name: Paul M. McNicol
Title: Senior Vice President

BARRINGTON BROADCASTING
COMPANY, LLC

By:	/s/ K. James Yager
Name: K. James Yager
Title: Chief Executive Officer

THE MANAGING MEMBER:

PILOT GROUP GP LLC

By:	/s/ Paul M. McNicol
Name: Paul M. McNicol
Title: Senior Vice President

[Signature Page to the Amended and Restated
Limited Liability Company Operating Agreement of Pilot Group TV LLC]